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                                                                    EXHIBIT 3.49

                           CERTIFICATE OF FORMATION

                                      OF

                      NORTHEAST RESTORATION COMPANY, LLC



     1. The name of the limited liability company is Northeast Restoration Company, LLC.

     2. The address of the registered office in the state of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent is The Corporation Trust Company.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of Northeast Restoration Company, LLC this 14th day of October, 1998.



                    Northeast Restoration Company, LLC
                         By:  LandBank Environmental Properties, LLC, Manager
                         By:  LandBank, Inc., Managing Member


                         By:          /s/  James M. Redwine
                            --------------------------------------------------
                                           James M. Redwine
                                           Assistant Secretary